EXHIBIT 10.1 (a)

                             NOTE PURCHASE AGREEMENT


NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of April 5, 2000, between the Price Family Charitable Trust, a California trust ("Buyer"), and PriceSmart, Inc., a Delaware corporation ("Seller").

WHEREAS, Seller owns the following property: certain promissory notes issued by various California municipalities and agencies described on Exhibit A hereto (the "City Notes"); certain contractual rights (the "City Contractual Rights") described on Exhibit A, attached hereto, and the "Sell-Back Right" as set forth in the letter agreement dated November 3, 1999, between the Seller and Costco Wholesale Corporation, a copy of which is attached hereto as Exhibit B. The City Notes and the City Contractual Rights and the Sell-Back Right are collectively referred to herein as the "Property".

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, on the applicable Closing Dates, Seller shall sell, assign, and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all encumbrances and liabilities, the Property provided however that those City Notes which require a consent from the Maker, shall not be sold unless and until such consent is obtained.

1.2 TRANSFER OF THE CITY NOTES. Buyer represents that it has made its own assessment of the assignability of the City Notes and City Contractual Right, and therefore, Seller makes no representations or warranties herein concerning such assignability. Seller, however, shall cooperate with Buyer and use its reasonable best efforts to obtain any required consents from municipalities to facilitate the assignment and transfer of the City Notes to Buyer. The Buyer and Seller acknowledge that consents to assign City Notes are required from the following municipalities: San Juan Capistrano, Fountain Valley, Rancho Cucamonga and Corona.

                                   ARTICLE II
                                 PURCHASE PRICE

2.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for each of the City Notes and related City Contractual Rights and Sell-Back Right shall be the amount specified in the "Purchase Price" column shown on Exhibit A for each such City Note.

2.2 SUBSEQUENT COLLECTIONS. Buyer and Seller acknowledge that the Purchase Price for each of the City Notes and related City Contractual Rights and Sell-Back Right is based upon the value of such Property as of March 28, 2000, including any payments that may be made on and after March 28, 2000, which may be attributable in whole or in part to periods prior to March 28, 2000. Therefore, with respect to each City Note and related City Contractual Rights purchased by the Buyer, the Buyer shall be entitled to any and all payments made on and/or after March 28, 2000, whether or not due and payable and whether or not accrued prior to March 28, 2000. If any such payments are received by the Seller, the Seller shall pay the amount of such payment to the Buyer, immediately upon receipt along with interest on such payments at the rate of eleven percent (11%) per annum from the date a payment is received by the Seller until the date such amount is paid to the Buyer.

                                   ARTICLE III
                                     CLOSING

3.1 CLOSING DATE. The closing of the purchase and sale of each of the City Notes and related City Contractual Rights (each, a "Closing") that do not require the consent of the issuing municipality or agency for assignment or transfer, shall occur on or before April 15, 2000. For City Notes that do require such consent to assignment or transfer, the Closing shall occur no later than fifteen (15) days after written consent to such assignment approval is received by the Seller and Buyer; provided, however, if a required consent for a City Note is not obtained by June 30, 2000, then there shall be no sale with respect to such City Note. Each closing shall occur at the offices of the Seller, 4649 Morena Blvd., San Diego, California 92117.

3.2 BUYER'S DELIVERIES. At each Closing, Buyer shall pay to Seller the entire Purchase Price for the Property then being sold.

3.3. SELLER'S DELIVERIES. At each Closing, Seller shall deliver to Buyer the original City Notes, then being sold endorsed thereon by Seller in favor of Buyer; and such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonable request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Property to Buyer.

3.4 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that:

         A) It has and will transfer, endorse and assign to Buyer good and marketable title to the Property free of all liens and encumbrances.

         B) To the best of Seller's knowledge, the Maker of each of the City Notes is obligated to make payments on the City Notes, according to its terms without any defense or right of set-off with respect to such payment obligation.

         C) To the best of Seller's knowledge, The Price Company is obligated to make payments according to the terms of that certain agreement dated August 29, 1994, by and among Price/Costco, Inc., The Price Company and Price Enterprises, Inc., (referred to in Exhibit A under City Contractual Rights) according to its terms without any defense or right of set-off with respect to such payment obligations.

         D) There are no defaults with respect to any payment due under any of the City Notes or City Contractual obligations.

         E) To the best of Seller's knowledge, the amortization schedule dated March 31, 2000 for the City Notes, prepared and signed by Seller, and delivered to Buyer is accurate and correct.

         F) This Agreement has been approved by the Board of Directors of the Seller.

                                   ARTICLE IV
                               GENERAL PROVISIONS

4.1 SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

4.2 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier, addressed as follows:

         If to Buyer, to:                           If to Seller, to:
         ----------------                           -----------------
         The Price Family Charitable Trust          PriceSmart, Inc.
         Suite 520                                  4649 Morena Boulevard
         7979 Ivanhoe Avenue                        San Diego, CA  92117
         La Jolla, CA  92037                        Attn:  President
         Attn:  Trustee

or to such other address as such party may indicate by a notice delivered to the other party hereto.

4.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including Exhibit A and B attached hereto, contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supercede all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

4.4 INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.5 WAIVERS. Any terms or provisions of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized, in writing, by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any party hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

4.6 EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

4.7 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one ore more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

4.9 ARBITRATION. In the event of any dispute between the parties hereto with respect to this Agreement, such dispute shall be settled by binding arbitration by the American Arbitration Association pursuant to its Rules of Commercial Arbitration then in effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

PRICESMART, INC.                            THE PRICE FAMILY CHARITABLE TRUST

BY  /s/ ALLAN YOUNGBERG                     BY  /s/ SOL PRICE
    -------------------                         -------------

ITS  EVP - CFO                              ITS  TRUSTEE
    -------------------                          ------------


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                                    EXHIBIT A
                                    PROPERTY
I  CITY NOTES

                                                                                           Note
Maker of Note                                             Date of Note                 Face Amount     Purchase Price
-------------                                             ------------                 -----------     --------------
Azusa Redevelopment Agency                                   10/04/88                   $4,650,000       $ 2,110,000
Redevelopment Agency of City of Corona                        4/01/88 amend 12/17/90    $9,000,000       $ 5,483,000
Fountain Valley Agency for Community Development              1/10/89                   $8,802,517       $ 3,236,000
Community Redevelopment Agency of the City of
   Moreno Valley                                              2/17/93                   $2,462,131       $ 1,207,000
Rancho Cucamonga Redevelopment Agency                         2/04/92                   $3,756,615       $ 1,448,000
San Juan Capistrano Community Redevelopment Agency            6/04/87                   $5,107,517       $   899,000
City of Santa Clarita                                         2/26/91                   $2,557,436       $   924,000
The Redevelopment Agency of the City of Signal Hill          10/29/91                   $5,000,000       $ 2,249,000
City of South San Francisco                                   4/29/88                   $2,270,000       $ 4,417,000
City of Chula Vista (Rancho del Rey)                          6/04/93                   $1,892,000       $   560,000
                                                                                                         -----------
                                                                                                         $22,533,000

II CITY CONTRACTUAL RIGHTS

1. Includable with the promissory note issued by the San Juan Capistrano Redevelopment Agency is all of the Seller's right, title and interest in the Auto Tax Revenues, as defined in the Disposition and Development Agreement dated December 16, 1986 between The Price Company and the San Juan Capistrano Community Redevelopment Agency as amended by an Amendment to Disposition and Development Agreement and Promissory Note dated October 1, 1991 and Second Amendment to Disposition and Development Agreement and Promissory Note dated June 20, 1994.

2. Includable with the promissory note issued by the City of South San Francisco is:

   A) All of the Seller's right, title and interest in that certain Agreement (referred to in the promissory note) which Agreement is dated April 29, 1988 by and between the City of South San Francisco and The Price Company, including, but not limited to the option to purchase the "Pyramid Property", as referred to in said Agreement.

   B) All of the Seller's right, title and interest under that certain Agreement dated August 29, 1994 by and among Price/Costco, Inc., The Price Company and Price Enterprises, Inc., which agreement pertains to certain "set-off amounts" payable by The Price Company.